                                                                    Exhibit 99.2

                                    P R O X Y

              SPECIAL MEETING OF STOCKHOLDERS OF AIRGATE PCS, INC.
                    TO BE HELD ON TUESDAY, FEBRUARY 15, 2005
                                       AT
                     600 PEACHTREE STREET, N.E., SUITE 2400,
                             ATLANTA, GEORGIA 30308

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas M. Dougherty, William J. Loughman and Roy E. Hadley, Jr. , and each of them, proxies with full power of substitution, to vote for the undersigned all shares of common stock of AirGate
PCS, Inc. ("AirGate"), that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Special
Meeting") to be held at February 15, 2005 beginning at 10:00 a.m., local time, at 600 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia 30308 and at any
adjournments or postponements thereof, upon the matters described on reverse and
in the accompanying Joint Proxy Statement-Prospectus dated       , 2005, and
upon any other business that may properly come before such Special Meeting or any adjournments or postponements thereof.

     THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF NO
DIRECTION IS GIVEN OR IF THE PROXY INDICATES A VOTE "FOR" PROPOSAL 1, THIS PROXY
WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY
PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS
THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW INCLUDING, AMONG OTHER
THINGS, CONSIDERATION OF A MOTION TO ADJOURN OR POSTPONE THE MEETING TO ANOTHER
TIME OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES FOR OR AGAINST A
GIVEN PROPOSAL. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
PROPOSAL 1.

        (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)

     PROPOSAL 1 IS MORE FULLY DESCRIBED IN THE JOINT PROXY STATEMENT-PROSPECTUS
THAT ACCOMPANIES THIS PROXY. YOU ARE ENCOURAGED TO READ THE JOINT PROXY
STATEMENT-PROSPECTUS CAREFULLY.

PROPOSAL 1:

     For adoption of the Agreement and Plan of Merger, dated as of December 7,
2004, by and among Alamosa, A-Co Merger Sub, Inc. and AirGate PCS, Inc., as
described in the Joint Proxy Statement-Prospectus and the Merger Agreement.

              [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

                                        ----------------------------------
                                        Signature of Stockholder

                                        ----------------------------------
                                        Signature if held jointly

                                        Date:
                                             -----------------------------

                                        IMPORTANT: Please date and sign this
                                        Proxy exactly as your name or names
                                        appear hereon; if shares are held
                                        jointly, all joint owners must sign. An
                                        executor, administrator, trustee,
                                        guardian, or other person signing in a
                                        representative capacity, must give his
                                        or her full title. A corporation must
                                        sign in full corporate name by its
                                        president or other authorized officer. A
                                        partnership must sign in partnership
                                        name by an authorized person.

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                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

    Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the date of the Special Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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                 Internet                      OR           Telephone          OR             Mail
-------------------------------------------------------------------------------------------------------------

Use the Internet to vote your proxy. Have            1-800-858-0073                    Mark, sign and date
your proxy card in hand when you access              From the United States            your proxy card and
the web site.                                        and Canada only.  Use              return it in the
http://www.proxy.georgeson.com                       any touch-tone                   enclosed postage-paid
                                                     telephone to vote your           envelope to Georgeson
                                                     proxy. Have                        Shareholder, Wall
                                                     your proxy card in               Street Station, P.O.
                                                     hand when you call.               Box 1100, New York,
                                                                                      New York 10269-0646.
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               If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

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